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                                                             Exhibit 99.4

                           WEIRTON STEEL CORPORATION

                               OFFER TO EXCHANGE
                         $1,000 IN PRINCIPAL AMOUNT OF
                         11 3/8% SENIOR NOTES DUE 2004
                                      FOR
                       EACH $1,000 IN PRINCIPAL AMOUNT OF
                   OUTSTANDING 11 3/8% SENIOR NOTES DUE 2004
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                       EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED


To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated August 9, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Weirton Steel Corporation (the "Issuer") to exchange $125,000,000 in aggregate principal amount of its 11 3/8% Senior Notes due 2004 (the "Exchange Notes") for $125,000,000 in aggregate principal amount of its outstanding 11 3/8% Senior Notes due 2004 that were issued and sold on July 3, 1996 in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes").

     We are asking you to contact your clients for whom you hold Senior Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Senior Notes registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Senior Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed are copies of the following documents:

              1.  The Prospectus;

              2. A Letter of Transmittal for your use in connection with the tender of Senior Notes and for the information of your clients;

              3. A form of letter that may be sent to your clients for whose accounts you hold Senior Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

              4.  A form of Notice of Guaranteed Delivery; and

              5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on Wednesday, September 11, 1996, unless extended (the "Expiration Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     In all cases, exchanges of Senior Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such Senior Notes (or evidence of a book-entry delivery into the Exchange Agent's account at The Depository Trust Company), the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or a properly completed Agent's Message (as defined in the Prospectus), and any other documents required by the Prospectus and the Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from Bankers Trust Company, the Exchange Agent, by calling (615) 835-3572 or (615) 835-3573.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.




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